Exhibit 99.1

NEXMETALS APPOINTS FORMER LUNDIN MINING DIRECTOR FINANCIAL REPORTING BRETT MACKAY AS NEW CHIEF FINANCIAL OFFICER

Toronto, Ontario, June 16, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (OTC Pink: PRMLF) (“NEXM” or the “Company”) is pleased to announce that Brett MacKay has been appointed Senior Vice President & Chief Financial Officer (“CFO”), succeeding Peter Rawlins, who has stepped down from this role. The appointment of Brett MacKay as CFO will take effect immediately. Mr. MacKay most recently served as Vice President, Finance of the Company.

Mr. MacKay brings 17 years of experience in the resource sector. He joined the Company in October 2024 after holding progressively senior financial roles in reporting and business planning at Lundin Mining Corporation, where he supported the organization through a period of substantial growth, including several strategic acquisitions. Prior to joining Lundin Mining in 2013, Mr. MacKay held roles at EY serving mining sector clients in both assurance and tax practices.

Mr. MacKay holds a Bachelor of Commerce (Honours) degree with Distinction from McMaster University and is a Chartered Professional Accountant (CPA, CA) in Ontario.

“I’m excited to take on this role at a pivotal time for the Company as we execute our phased strategy to develop the Selebi and Selkirk assets. I am committed to strengthening our financial controls and delivering on our carefully planned capital allocation strategy,” stated Mr. MacKay.

Morgan Lekstrom, CEO of NEXM commented: “On behalf of the Company and the Board of Directors, I would like to welcome Mr. MacKay into the CFO role. His extensive experience and demonstrated leadership in the resource sector will continue to be an asset to the Company as we advance on our strategic objectives. I would also like to extend our sincere thanks to Peter Rawlins for his valuable contributions and dedication to the Company.”

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

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Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Such forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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